Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-192061, 333-183232, 333-177751, 333-152680, 333-145007, 333-136452, 333-127541, 333-125043, 333-109170, 333-92254, 333-63132, 333-42588, 333-84497, 333-74991 and 333-27097) of Cerus Corporation pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1998 Non-Officer Stock Option Plan, 1999 Equity Incentive Plan and 2008 Equity Incentive Plan, and in the Registration Statements on Form S-3 (Nos. 333-93481, 333-47224, 333-61460, 333-61910, and 333-178480) of Cerus Corporation and n the related Prospectuses of our reports dated March 7, 2014, with respect to the consolidated financial statements of Cerus Corporation and the effectiveness of internal control over financial reporting of Cerus Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Redwood City, California

March 7, 2014